Exhibit 10.1

[EXECUTION COPY]
FIRST AMENDMENT

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of August 16, 2010 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties party hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the Lenders (as hereinafter defined) party hereto, General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), the L/C Issuers from time to time party thereto, the Administrative Agent, the Collateral Agent, and the other agents and arrangers from time to time party thereto are parties to that certain Amended and Restated Revolving Credit Agreement, dated as of January 28, 2010 (as amended, restated, supplemented and otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders and the L/C Issuers have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested that the undersigned Lenders and the Administrative Agent agree to amend certain of the terms and provisions of the Credit Agreement and the Security Agreement, as specifically set forth in this Agreement; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement and the Security Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as amended hereby).

2.           Amendments to the Credit Agreement.

(a)           Section 1.01 of the Credit Agreement, Definitions, is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Bank Product” shall mean any of the following products, services or facilities extended to any Credit Party or any of its Subsidiaries by GE Capital or any of its Affiliates or by any Lender or any of its Affiliates: (a) any services provided from time to time in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services; (b) commercial credit card and purchasing cards; (c) leases (including equipment leases) and letters of credit and (d) other banking products or services approved by the Administrative Agent; provided, however, that, except for Bank Products that have been provided or arranged by GE Capital or an Affiliate of GE Capital, for any of the foregoing to be included for purposes of a distribution under SECTION 2.09(a)(ii)) and for the purposes of the definition of “Obligations”, the applicable bank product provider and the applicable Credit Party or Subsidiary must have provided written notice to the Administrative Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Amount owing from time to time.

“Bank Product Amount” has the meaning specified in the definition of Bank Product.

(b)           The definition of the term “Obligations” contained in Section 1.01 of the Credit Agreement, Definitions, is hereby amended by amending and restating such definition in its entirety:

“Obligations” means (a) all Loans, Lender Expenses, advances, debts, liabilities, fees, interest, obligations, covenants and duties, owing by any Credit Party to the Administrative Agent, the Collateral Agent, any L/C Issuer, any Lender, any Affiliate of any Lender, or any Person entitled to indemnification pursuant to SECTION 14.9 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, interest rate contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, but in all such circumstances only to the extent now existing or hereafter arising or however acquired, arising under or in connection with this Agreement, the Notes, any other Loan Document or any application or documentation of any L/C Issuer in connection with the issuance of a Letter of Credit and (b) all obligations and liabilities in respect of Bank Products owing by any Credit Party or any of its Subsidiaries to GE Capital or any of its Affiliates or any Lender or any of its Affiliates, now existing or hereafter arising and however acquired.  The term “Obligations” includes all interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), charges, expenses, fees, attorneys’ fees and disbursements, Lender Expenses and any other sum chargeable to the Credit Parties under this Agreement, the Notes, or any other Loan Document and in respect of any Bank Products.  The parties agree that the aggregate amount of recourse to the Collateral in respect of obligations and liabilities of the Credit Parties and their Subsidiaries under leases constituting Bank Products shall not, at any time, without the consent of all of the Lenders, exceed $20,000,000.

(c)           Section 2.09 of the Credit Agreement, Application of Payments and Proceeds, is hereby amended by restating the second sentence of subsection 2.09(a)(ii) in its entirety as follows:

“In all circumstances, after acceleration or maturity of the Obligations, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order:  (A) to the payment of any Protective Advances funded by the Collateral Agent; (B) fees, costs and expenses, including Lender Expenses, of Agents payable or reimbursable by the Credit Parties under the Loan Documents; (C) to payment of Lender Expenses of Lenders payable or reimbursable by the Borrowers under this Agreement; (D) to payment of all accrued unpaid interest on the Obligations and fees owed to Agents, Lenders and L/C Issuers; (E) to payment of principal of the Obligations (other than Bank Products) including, without limitation, to the payment of unreimbursed draws or payments made by the L/C Issuers under Letters of Credit; (F) to the cash collateralization of contingent Letter of Credit Usage obligations to the extent not then due and payable); (G) to all other Obligations (including Bank Products); and (H) any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.”

(d)           Article XIII of the Credit Agreement, The Agents, is hereby amended by inserting the following new Sections 13.15 and 13.16 immediately following existing Section 13.14:

“SECTION 13.15   Information Regarding Bank Products.  Each Lender agrees that, upon the reasonable request of the Administrative Agent, it shall from time to time provide the Administrative Agent with updated information regarding the Bank Product Amounts in order to facilitate the Administrative Agent’s administration of the credit facilities hereunder (it being understood that upon the failure of any Lender or any Affiliate of a Lender to provide such information, the Administrative Agent may, in its discretion, exclude the Bank Product Amounts of such Lender or such Affiliate from the “Obligations” and from distributions under SECTION 2.09(a)(ii)).

SECTION 13.16   Providers of Bank Products.

(a)           Each provider of Bank Products, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by any Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by any Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by any Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of providers of Bank Products.

(b)           The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any provider of Bank Products that is not a Lender or an L/C Issuer party hereto as long as, by accepting such benefits, such Person agrees, as among the Agents and all Lenders and L/C Issuers party hereto, that such Person is bound by (and, if requested by the Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to the Administrative Agent) this Article XIII and such other provisions applicable thereto and the decisions and actions of Agents and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by SECTION 13.05 only to the extent of Indemnified Matters with respect to or otherwise relating to the Collateral held for the benefit of such Person, in which case the obligations of such Person thereunder shall not be limited by any concept of pro rata share or similar concept, (b) each Agent, the Lenders and the L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Person, regardless of whether any Obligation to such Person thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Person or any such Obligation and (c) except as otherwise set forth herein, such Person shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.”

3.           Amendment to Security Agreement.  The definition of the term “Secured Party” contained in Section 1.1 of the Security Agreement, Defined Terms, is hereby amended by amending and restating such definition in its entirety as follows:

“Secured Parties” means each of the Agents, the Lenders, any Lender (or the Affiliate of any Lender) providing any Bank Product, and the L/C Issuers.

4.           Collateral and Guaranty Matters.  Notwithstanding anything to the contrary contained in the Credit Agreement or in any other Loan Document the Agents, the Lenders, the L/C Issuers and the Credit Parties acknowledge and agree that (x) the guaranty of the Guaranteed Obligations made by the Guarantors under the Guaranty and (y) the Collateral granted by the Credit Parties as collateral security for the Obligations under the Loan Documents, are granted to and held by the Collateral Agent (subject to the express limitations contained in any Loan Document) for the benefit of the Agents, the Lenders, the L/C Issuers, the providers of Bank Products and their respective permitted successors, permitted transferees, endorsees and assigns.

5.           Affirmation and Acknowledgment of the Borrowers.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby.  The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.

6.           No Other Waivers, Amendments or Consents.

Except for the amendments expressly set forth and referred to in Section 2 and Section 3 hereof, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

7.           Representations, Warranties and Covenants.  To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement or any other Loan Document as amended hereby; and (e) after giving effect to this Agreement, all of the representations and warranties made by the Credit Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents).  Any breach by the Credit Parties of any of its representations, warranties and covenants contained in this Section 5 shall be an Event of Default under the Credit Agreement.

8.           Conditions to Effectiveness.  This Agreement shall not become effective unless and until the Administrative Agent has received one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the Required Lenders.

9.           Reimbursement of Expenses.  The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.

10.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.           Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12.           Counterparts.  This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.           Entire Agreement.  The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.           No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

15.           No Third Party Reliance.  This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns.  No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

16.           Release.  The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof.  Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS: JAMES RIVER COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SERVICE COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

LEECO, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

TRIAD MINING, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

TRIAD UNDERGROUND MINING, LLC By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Member

BLEDSOE COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BELL COUNTY COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JAMES RIVER COAL SALES, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BLEDSOE COAL LEASING COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

BLUE DIAMOND COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

MCCOY ELKHORN COAL CORPORATION By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

GUARANTORS: BDCC HOLDING COMPANY, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

EOLIA RESOURCES, INC. By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

SHAMROCK COAL COMPANY, INCORPORATED By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK COAL COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

JOHNS CREEK PROCESSING COMPANY By: /s/ Samuel M. Hopkins II Name: Samuel M. Hopkins II Title: Vice President

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT: GENERAL ELECTRIC CAPITAL CORPORATION By: /s/ Daniel T. Eubanks Name: Daniel T. Eubanks Title: Duly Authorized Signatory

LENDERS:

GE CAPITAL COMMERCIAL INC.
By: /s/ Allan Pagnotta_____________________
Name: Allan Pagnotta
Title: Duly Authorized Signatory

UBS LOAN FINANCE LLC

By: /s/ Irja R. Otsa________________________
Name: Irja R. Otsa
Title: Associate Director

By: /s/ April Varner-Nanton________________
Name: April Varner-Nanton
Title: Director

L/C ISSUER: UBS AG, STAMFORD BRANCH
By: /s/ Irja R. Otsa________________________
Name: Irja R. Otsa
Title: Associate Director

By: /s/ April Varner-Nanton_________________
Name: April Varner-Nanton
Title: Director